                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 August 15, 2001
                                 ---------------


                             BCT INTERNATIONAL, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                 0-10823                     22-2358849
            --------                 -------                     ----------
(State or other jurisdiction    (Commission File             (I.R.S. Employer
       of incorporation)             Number)                Identification No.)

                       3000 N.E. 30/th/ Place, 5/th/ Floor
                         Fort Lauderdale, Florida 33306
                         ------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (954) 563-1224
                                 --------------
               (Registrant's telephone number including area code)

Item 5. Other Information

     As recently reported in its Schedule 13D, Phoenix Group of Florida, Inc., a Nevada corporation ("Phoenix") controlled by our Chairman and Chief Executive Officer William A. Wilkerson ("Wilkerson"), has acquired 2,415,454 shares of our common stock, and as a result owns 46.1% of our outstanding voting shares. Phoenix borrowed certain funds pursuant to a $2,000,000 bank credit facility to acquire some of the shares, as reported in the Schedule 13D disclosure.

     As a condition of the borrowing, we agreed to provide a corporate guaranty, including a pledge of substantially all of our assets. Mr. Wilkerson requested that the Company provide this guaranty. We formed a Special Committee of the Board of Directors consisting of Jeffrey Hewson and Phil Pisciotta to consider this request. Acting on the Special Committee's recommendation, we entered into an agreement with Phoenix and Wilkerson (the "Phoenix Agreement") to provide the corporate guaranty on the conditions that:

     1. The last year of Wilkerson's employment agreement with the Company was eliminated, so that the agreement will now terminate on February 28, 2002.

     2. Wilkerson and Phoenix, jointly and severally, agreed to (i) grant the Company an assignable one-year option to repurchase all of the shares of our common stock bought with the borrowed funds at the same price paid by Phoenix and (ii) pay our expenses incurred in connection with the transaction described below, unless (a) Wilkerson and/or Phoenix make an offer (which may be contingent upon the receipt of financing) on or before September 30, 2001, to purchase for cash all of our shares which are held by all of our other shareholders, and providing for a closing of that transaction on or before April 15, 2002 and (b) such transaction closes on terms deemed "fair" to us and our shareholders by the Special Committee.

     3. Wilkerson and Phoenix, jointly and severally, agreed to immediately reimburse us and our subsidiary (Business Cards Tomorrow, Inc.) for all payments we (and our subsidiary) make pursuant to the corporate guaranty described above. As collateral for their reimbursement obligations, Wilkerson and Phoenix granted to the Company a first priority security interest in any and all shares of our common stock which Phoenix purchases with the borrowed funds and a subordinated security interest in the 935,382 shares of our stock already owned by Phoenix and pledged to the bank.

     The foregoing is merely a summary of certain of the terms of the Phoenix Agreement and does not purport to be a complete statement of the terms, conditions or provisions of the Agreement. A copy of the Phoenix Agreement is included as Exhibit 2.1 to this report.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BCT INTERNATIONAL, INC.

August 31, 2001                       By: /s/ Michael R. Hull
                                          --------------------------------------
                                          Michael R. Hull, Vice President and
                                          Chief Financial Officer









                                 EXHIBIT INDEX

EXHIBIT                    DESCRIPTION
-------                    -----------

2.1 Agreement among BCT International, Inc., Business Cards Tomorrow, Inc., Phoenix Group of Florida, Inc., and William A. Wilkerson dated as of August 9, 2001